Exhibit 99.1

pingtan marine enterprise sells its fish products on JD.com;

the Company successfully entered consumer food market

FUZHOU, China, January 4, 2018 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME) (“Pingtan” or the “Company”), a global fishing company based in the People’s Republic of China (PRC), today announced that the Company’s fish products have gone online on JD.com and will be available to consumers.

The Company has first launched three of its fish products including pomfret, yellow croaker and ribbon fish cuts on JD.com, and it expects to launch more products in the future.

Links to the Company’s products on JD.com:

https://item.jd.com/6116323.html

https://item.jd.com/6098746.html

https://item.jd.com/6116331.html

Pingtan’s Products on JD.com

Management Commentary

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented: “Our products have been launched on JD.com to reach end-consumers directly. This success is the result of months of hard work of both teams, and also demonstrates Pingtan’s entry into the deep processing sector and our determination to present deep-ocean natural products to consumers across China. Our partnership with JD.com bypassed layers of intermediaries, which is expected to increase our revenue and at the same time significantly reduce JD’s procurement cost, and ultimately benefit consumers with high quality deep-ocean products at favorable prices. We anticipate that the upcoming selling season for the Spring Festival will stimulate sales so that the Company will be able to present good sales performance.”

About JD.com, Inc.

JD.com is both the largest e-commerce company in China, and the largest Chinese retailer, by revenue. The company strives to offer consumers the best online shopping experience. Through its user-friendly website, native mobile apps, and WeChat and Mobile QQ entry points, JD offers consumers a superior shopping experience. The company has the largest fulfillment infrastructure of any e-commerce company in China. As of March 31, 2017, JD.com operated 7 fulfillment centers and 263 warehouses covering 2,672 counties and districts across China, staffed by its own employees. JD.com is a member of the NASDAQ100 and a Fortune Global 500 company.

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and includes statements about expected sales and entry into the consumer food market. Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Risks include lower sales of products to the consumer market than anticipated, technological complications, unforeseen difficulties in the delivery of products, adverse weather or oceanic conditions or mechanical or other operational failure of fishing vessels, an unexpected dramatic decrease in production, operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company’s vessels, applicable regulatory, environmental, political, legal and economic risks, and other risk factors contained in Pingtan’s SEC filings available at www.sec.gov, including Pingtan’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

Johnny Zhang
IR Manager
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
jzhang@ptmarine.net

Maggie Li
IR Deputy Manager
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
mli@ptmarine.net

INVESTOR RELATIONSIn China

Katherine Yao, Senior Associate

Tel: +86 10 6587 6435

kyao@equityny.com